Stephens Inc. Carolinas Roadshow - Charlotte November 2016

Third Quarter Results 2016

3 BNC Bancorp Overview • Founded in 1991 and headquartered in High Point, NC • 83 branches across the Carolinas and Virginia • Balance Sheet (Pro forma as of September 30, 2016) • Assets: $7.6 Billion • Loans: $5.4 Billion • Deposits: $6.3 Billion Sept 30, 2016 Capital Ratios Estimated Pro Forma TCE / TA 8.68% Leverage 9.50% Tier 1 11.20% Total 12.89% Pro forma for pending High Point acquisition. Branches Western Carolinas - Upstate 10 Charlotte 11 Coastal South Carolina 18 Raleigh – Durham – Chapel Hill 7 Piedmont Triad – Greensboro 28 Virginia – Roanoke 9

Building Premier Franchise in the Carolinas & Virginia 4 • Headquarters: • Branches: • Total Assets: • Total Loans: • Total Deposits: • Tangible Book Value High Point, NC 83 $7.6B $5.4B $6.3B $12.15 per share • Exchange: • Recent Stock Price: • Price to TBV: • Market Cap: • Annual Dividend: • Dividend Yield: NASDAQ: BNCN $24.45 200% $1.27 Billion $0.20 0.82% Primary Objective: Maximize Long-term Shareholder Value All numbers are pro forma and include High Point Bank Corp., with fair value marks and balance sheet deleveraging. Total shares outstanding of 52.145 million. Market data as of November 1, 2016 BNC BANCORP PRO FORMA

Third Quarter Operating Results

3Q 2016 Highlights				Change versus:	
Net Income, Operating	**3Q 16**	**2Q 16**	**3Q 15**	**Linked Q**	**3Q 15**
(All amounts and ratios below are shown on an operating basis and exclude Non-Operating Amounts Below)					
Net Interest Income, before Accretion	$ 49,572	$ 44,654	$ 41,424	11.0%	19.7%
Accretion Income	5,845	5,276	4,835	10.8%	20.9%
Net Interest Income	55,417	49,930	46,259	11.0%	19.8%
Provision for loan losses	1,865	698	198	167.2%	841.9%
Non-interest Income	9,777	9,011	8,375	8.5%	16.7%
Non-interest Expense, operating less CDI	34,105	31,845	31,434	7.1%	8.5%
CDI- Core Deposit Intangible Expense	1,162	1,187	1,102	-2.1%	5.4%
Pretax Income	28,062	25,211	21,900	11.3%	28.1%
Taxes	8,326	8,169	6,902	1.9%	20.6%
Net Income, Operating	$ 19,736	$ 17,042	$ 14,998	15.8%	31.6%
EPS	$ 0.42	$ 0.41	$ 0.39		
ROA	1.20%	1.16%	1.15%		
ROTCE	14.50%	15.36%	16.79%		
Net Interest Margin	3.91%	3.91%	4.10%		
Net Interest Margin, ex accretion	3.51%	3.51%	3.69%		
Net Overhead Ratio, Operating	1.55%	1.71%	1.88%		
Efficiency Ratio, Operating	52.31%	54.26%	57.54%		
Effective Tax Rate	29.7%	32.4%	31.5%		
Average Diluted Shares	47,360	41,500	38,165		
End of Period Shares	48,110	45,201	38,138		

Non-Operating Amounts	3Q 16	2Q 16	3Q 15
Merger/Conversion Related Charges	$ 2,568	$ 3,808	$ 4,886
Loss on Extinguishment of Debt	-	-	763
Gains/Losses	34	4	794
Tax Effect	(938)	(1,407)	(1,796)
Total Non-Operating Impact on Earnings	1,596	2,397	3,059
Net Income, Reported	18,140	14,645	11,939
EPS, Reported	$ 0.38	$ 0.35	$ 0.31

Source: Company internal reporting as of September 30, 2016

Third Quarter 2016 Results

- Originated loans increased $292.3 million, or 9.2%, compared to Q2.
- Operating EPS of $0.42, exceeded consensus of $0.38. Increase from $0.41 reported in Q2.
- 11.0% Increase in net interest income before accretion results from successful organic growth
- Non-interest income increased in Q3 on a linked Q comparison with strong growth in SBA and BOLI. Mortgage revenue was flat due to enhanced efforts to build community outreach mortgage platform.
- Non-interest expense remained stable at the $32.0-$32.5 million run rate.

BNC BANCORP 5

Franchise Concentrated in Attractive Markets

- Pro forma footprint covers key locations in NC, SC, and VA
  - In 11 of the top 15 cities in NC
  - In 8 of the top 10 cities in SC
- Projected population growth of 3+ million people in NC through 2030; 1+ million in SC
- NC is the #1 state for corporate relocations and has been for 8 of the past 9 years
- NC's two largest metro areas, Charlotte and the Triangle, account for nearly 70% of new jobs statewide
- Charleston MSA is SC's 3rd largest with median household incomes 14% higher than the state
  - Home to 10 colleges and universities and over 22,000 military personnel
  - Voted #1 travel destination in US – 4th year running
- The Upstate region of SC has a population of more than 1.3 million and has attracted many well-known employers, including BMW, Michelin North America, Walgreens and Bank of America

Pro Forma Franchise Overview

	Branches	Loans ($000)	Deposits ($000)
Piedmont Triad – Greensboro	26	1,480,000	2,565,157
Charlotte	10	1,305,000	888,000
Charleston – Myrtle Beach	18	905,000	908,000
Raleigh – Durham – Chapel Hill	7	680,000	466,000
Virginia – Roanoke	9	578,000	707,000
Western Carolinas – Upstate	10	452,000	465,843

Sources: SNL Financial LC, US Census Bureau, Charleston Chamber of Commerce, Charlotte Business Journal April 2014
Pro forma for High Point acquisition

BNC BANCORP 6

FINANCIAL PERFORMANCE TRENDS 7

$102 $134 $154 $181 $210 $307 $372 $498 $595 $952 $1,130 $1,573 $1,634 $2,150 $2,455 $3,084 $3,230 $4,073 $5,668 $7,645 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Loans Deposits Assets 8 ($ in millions) (1) Pro forma for pending High Point acquisition (2) CAGR as of 18.5, 5.5, and 3.5 years ended September 30, 2016, respectively. Consistent Record of Growth 1997+ 5 Year 3 Year CAGR(1)(2) CAGR(1)(2) CAGR(1)(2) Loans 27.2% 29.3% 38.8% Deposits 27.3% 28.0% 33.3% Assets 27.1% 28.9% 35.3%

$1,079 $1,199 $1,358 $1,439 $1,705 $2,116 $2,721 $3,456 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2009 2010 2011 2012 2013 2014 2015 Q3 2016 Growth in Originated Loans M&A Complements Strong Organic Loan Growth ($ in millions) 9 CAGR: 18.8% Originated loans calculated as total gross loans reported at period end less the fair value of loans acquired at period end.

$0.54 $0.71 $1.21 $1.47 $1.63 $1.79 $- $0.40 $0.80 $1.20 $1.60 $2.00 2012 Core 2013 Core 2014 Core 2015 Core 2016 Consensus 2017 Consensus Growth in Earnings and Tangible Book Value EPS consensus estimates sourced from Bloomberg as of November 1, 2016. (1) Core EPS is a non-GAAP financial measure defined as GAAP net income available to common shareholders excluding transaction related expenses, gain/loss on sale of securities, loss on extinguishment of debt, acquisition related gains and insurance settlements, divided by weighted average fully diluted shares outstanding. See “Non-GAAP Reconciliation” – beginning on page 26 – for more details. 10 Core EPS Growth(1) Tangible Book Value per Share Growth Projected CAGR: 20.1% Core earnings and tangible book value per share poised for significant growth $8.20 $8.66 $9.41 $10.77 $12.21 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2012 2013 2014 2015 2016 Q3

11 Strong Net Interest Margin with Stable Fair Value Accretion Projected Net Interest Margin(1) Pro Forma Fair Value Accretion(2) Data as of September 30, 2016. (1) Core net interest margin adjusted to exclude fair value accretion. Core net interest margin is a non-GAAP financial measure. See “Non-GAAP Reconciliation” – beginning on page 26 – for more details. (2) Pro forma for pending High Point acquisition. $0 $5,000 $10,000 $15,000 $20,000 $25,000 2015 2016 2017 2018 FAS91 Accretion Total Accretion Including SOP03-3 Accretion ($ in thousands) 3.93% 3.85% 4.29% 4.56% 4.19% 3.91% 3.54% 3.55% 3.76% 4.09% 3.71% 3.51% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 2011 2012 2013 2014 2015 2016 Q3 Reported Core

76.0% 74.3% 66.9% 62.6% 59.3% 54.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 75.0% 80.0% 2011 2012 2013 2014 2015 2016 Q3 $11,800 $17,406 $21,916 $24,152 $31,564 $23,323 $26,789 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2011 2012 2013 2014 2015 YTD 2015 YTD 2016 12 Driving Efficiency Through Scale and Noninterest Income Expansion Core Efficiency Ratio(1)(2) Core Noninterest Income(2) Data as of September 30, 2016. (1) Core efficiency ratio is a non-GAAP financial measure equal to noninterest expense excluding transaction related expenses and loss on extinguishment of debt as a percentage of reported FTE net interest income and core noninterest income. See “Non-GAAP Reconciliation” – beginning on page 26 – for more details. (2) Core noninterest income is a non-GAAP financial measure that excludes gain/loss on sale of securities, insurance settlements, acquisition related gains and bargain purchase gains. See “Non-GAAP Reconciliation” – beginning on page 26 – for more details. ($ in thousands) Opportunity to grow insurance, trust and SBA to meaningful levels

RECENT ACQUISITIONS 13

Consistent Acquisition Discipline

BNC has become an "Acquirer of Choice" in the Carolinas & Virginia

Acquisition Target	Announce Date	Rationale	Anticipated Outcome at Announcement	
			EPS Accretion	TBV Earnback
High Point Bank & Trust	11/16/2015	Strong Core Deposit Base – In-Market	$0.08-$0.10	1.0 yr
Southcoast Community Bank	8/14/2015	Strong Core Deposit Base – Expansion in Charleston, SC	$0.04	Accretive
CertusBank (7 Branches)	6/1/2015	Improved market share in Upstate SC	$0.06	3.0 yrs
Valley Bank	11/17/2014	Strong Core Deposit Base – Virginia Expansion	5.0%	2.5 yrs
Harbor National Bank	6/5/2014	100% Core Deposits – Charleston, SC Expansion	4.5%	1.5 yrs
Harrington Bank	12/18/2013	100% Core Deposits - 33% Noninterest DDA - Raleigh CSA	6.0%	< 1.0 yr
Home Savings Bank of Albemarle	12/18/2013	100% Core Deposits – Charlotte CSA Expansion	6.0%	< 1.0 yr
Randolph Bank & Trust	5/31/2013	100% Core Deposits - Loans Primarily Retail	$0.04	1.0 yr
Carolina Federal Savings Bank (FDIC)	6/8/2012	100% Core Deposits – Charleston, SC Market Entry	NA	NA
First Trust Bank	6/4/2012	Strong Core Deposit Base – Charlotte Metro Expansion	Accretive	3.0 yrs
Bank of Hampton Roads (2 branches)	4/30/2012	100% Core Deposits – Raleigh CSA Expansion	NA	NA
KeySource Commercial Bank	12/21/2011	Diversify Lending – Raleigh CSA Entry	Accretive	Accretive
Blue Ridge Savings Bank (FDIC)	10/14/2011	100% Core Deposits - Loans Primarily Retail	NA	NA
Regent Bank	9/8/2011	100% Core Deposits – Greenville, SC Market Entry	Accretive	< 3.0 yrs
Beach First National Bank (FDIC)	4/9/2010	Strong Core Deposits - Reduce Wholesale Reliance	Accretive	Accretive

14 Completed Acquisitions Since 2010

10 Whole Bank completed; 3 FDIC-assisted; 2 Branch Transactions

BNC BANCORP 14

• BNC is acquiring High Point Bank Corporation “HPTB” for $141.3 million in stock and cash • BNC’s cash consideration in the High Point transaction is at least $42.4 million • Accretive to 2017 EPS of $0.13 • Tangible Book Value Earnback less than 1 Year • Nearly 27% of HPTB’s deposits are noninterest-bearing 15 High Point Bank Transaction

Financial metrics of HPB Transaction: 16 High Point Bank Transaction Core EPS Accretion / (Dilution) TBV Accretion / (Dilution) High Point Transaction $ 0.13 $ (0.11)

17 Transaction Terms High Point Bank Corporation Transaction Value $141.3 million Consideration per share $300.00 Consideration mix 70% Stock, 30% Cash High Point Pro-forma Ownership 8.3% Price/TBV 145% Price/LTM EPS 26x Premium to Market Price 72% Required Approvals Customary regulatory and shareholder approval Closing October 31, 2016 Board One High Point Board Member will join the Boards of each of BNC Bancorp and Bank of North Carolina

18 Transaction Assumptions Cost savings % savings of HPTB’s LTM non-interest expense realized: • 44% realized in 2016 • 50% realized in 2017 Revenue synergies None assumed One-time costs $12mm, pretax Core deposit intangible $6mm Fair value marks $18mm gross credit mark; expected $2mm write-up on carrying value of bank premises High Point Bank Corporation

Benefits to BNC Franchise Value

• 12 branches in attractive Greensboro-High Point, NC MSA (9) and Winston-Salem, NC MSA (3) – Branch consolidation opportunities • #1 Deposit market share among local banks in High Point MSA • 110-year-old bank with deep local roots and strong customer relationships • Nearly 27% of High Point’s deposits are noninterest-bearing • High Point Trust Division: Largest Community Bank Trust Division in NC • High Point Insurance Division: One of Triad’s largest independent Agencies 20 Benefits to BNC Franchise

• High Point Trust Division: Largest Community Bank Trust Division in NC • Over $800 million in managed funds, serving approximately 500 families • Annual revenue: Trust $3.5 million; Brokerage $0.7 million • Offers Trust and estate planning, investment management, and retirement plan services • Combined Pre-tax income of over $1.0 million 21 High Point Bank Trust and Brokerage Divisions

• One of Triad’s largest independent Agencies – 30 Licensed agents • Offers Commercial (51%), Personal (37%), and Employee Benefits (12%) • Insurance Division over 100 years old having completed three prior acquisitions • Named the Best Insurance Agency in the Triad in 2013 by local paper • Revenues of over $3.5 million 22 High Point Bank Insurance Division

• Both BNC and High Point are on the same core system – JHA Silverlake • Concentration of Seasoned Talent in Support Areas proficient at JHA Silverlake • High Point has state-of-the-art Operations Center with adequate space to support future growth • Provides space and talent to combine loan and deposit operations under one roof and drive greater efficiencies • “Best of Both” talent and processes will drive greater efficiency 23 Operational Synergies

LOAN PORTFOLIO AND ASSET QUALITY 24

1.74% 1.14% 0.96% 0.63% 0.28% 0.15% 0.15% 4.60% 4.29% 2.45% 1.17% 0.53% 0.30% 0.19% 6.34% 5.43% 3.41% 1.80% 0.81% 0.45% 0.34% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 2010 2011 2012 2013 2014 2015 2016 Q3 Originated Acquired Diversified and Quality Loan Portfolio Data as of September 30, 2016. (1) Nonperforming loans defined as nonaccrual loans and accruing loans greater than 90 days past due. (2) Includes loans held for sale. 25 Nonperforming Loans / Total Loans(1) Reserves and acquisition discounts to total loans equal to 1.44% as of September 30, 2016 Loan Composition(2) ($ in millions) Total Loans: $5,036 Non-owner Occupied CRE $1,675 33.3% Residential Mortgage $1,2 1 25.6 Owner-Occupied CRE $786 15.6% Commerical & Industrial $443 8.8% Commercial Constr. $442 8.8% Multi-family $240 4.8% Residential Constr. $104 2.1% Leases $30 0.6% Consumer $22 0.4% Farmland $3 0.1%

Regulatory Commercial Real Estate Concentration Data as of September 30, 2016. (1) Pro Forma for pending High Point acquisition 26 82.3% 347.8% 77.6% 331.5% 0.0% 50.0% 100.0% 150.0% 200.0% 250.0% 300.0% 350.0% 400.0% C&D Loans / Total RBC CRE Loans / Total RBC Standalone Pro Forma (1)

27 Loan Portfolio Fair Value Adjustments and Allowance Source: Company internal reporting as of September 30, 2016 September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 Performing acquired loans 1,432,351$ 1,537,650$ 1,278,965$ 1,363,379$ Less: remaining FMV adjustments (21,687) (25,630) (23,359) (27,789) Performing acquired loans, net 1,410,664 1,512,020 1,255,606 1,335,590 FMV adjustment % -1.5% -1.7% -1.8% -2.0% Purchase credit impaired loans (PCI) 143,494$ 152,105$ 148,459$ 157,966$ Less: remaining FMV adjustments (13,888) (14,797) (13,377) (14,901) PCI loans, net 129,606 137,308 135,082 143,065 FMV adjustment % -9.7% -9.7% -9.0% -9.4% Total Acquired performing loans 1,410,664$ 1,512,020$ 1,255,606$ 1,335,590$ Total Acquired PCI loans 129,606 137,308 135,082 143,065 Total acquired loans 1,540,270 1,649,328 1,390,688 1,478,655 FMV adjustment % all acquired loans -2.3% -2.4% -2.6% -2.8% Acquired Loans Three Month Results

28 Conservative Credit Marks – Additional Capital Buffer Initial Credit Mark Acquired Bank AFLL % $ High Point Bank & Trust (projected) 1.42% 3.50% $ 18.0mm Southcoast Bank 1.33% 2.50% 9.1mm Valley Bank 1.08% 3.60% 24.0mm Harbor National Bank 1.65% 4.00% 9.7mm Harrington Bank 3.23% 12.00% 21.7mm Home Savings Bank of Albemarle 1.86% 7.00% 13.9mm Randolph Bank & Trust Co. 1.87% 7.15% 7.2mm Carolina Federal Savings Bank (FDIC) NA 14.0% 2.9mm First Trust Bank 1.75% 6.30% 18.2mm KeySource Commercial Bank 1.05% 5.20% 8.7mm Blue Ridge Savings Bank (FDIC) NA 27.3% 23.9mm Regent Bank 1.08% 4.00% 0.4mm Beach First National Bank (FDIC) NA 26.5% 130.9mm Total $ 288.6mm Source: Company internal reporting as of June 30, 2016

FUNDING AND LIQUIDITY 29

Well-Balanced Core Deposit Portfolio 30 Data as of June 30, 2016. Total deposits and deposit composition pro forma for pending High Point acquisition. Noninterest Bearing Demand $1,061 17.7% Interest- Bearing Demand $590 9.8% MMA and Savings $2,399 40.0% Time Deposits $932 15.6% Wholesale Deposits $1,010 16.9% $1,828 $2,118 $2,656 $2,707 $3,396 $4,742 $5,992 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2010 2011 2012 2013 2014 2015 2016 Q2 C o st o f D e p o si ts ( % ) Deposits Cost of Deposits (%) ($ in millions) Total Deposits Deposit Composition Pro Forma Total Deposits: $5,992 ($ in millions) ($ in millions)

Year 1 Year 2 NII % Δ NII % Δ Scenario ($000's) from Base ($000's) from Base -100bps Shock 191,584 1.0% 186,075 0.0% Base 189,719 186,052 +100bps Shock 189,708 0.0% 188,380 1.3% +200bps Shock 190,978 0.7% 190,270 2.3% +300bps Shock 190,559 0.4% 190,147 2.2% +400bps Shock 188,990 -0.4% 189,170 1.7% *Assumes an instantaneous and para l lel rate shock 12,000 13,000 14,000 15,000 16,000 17,000 18,000 19,000 Pr oj ec te d N et In te re st In co m e ($ m m ) -100bps Base +100bps +200bps +300bps +400bps 31 Interest Rate Sensitivity – Pro Forma Source: Internal company documents, as of June 30, 2016 Net Interest Income at Risk

Book Value -100bps Base +100bps +200bps +300bps +400bps Market Value of Assets 6,429,772 6,608,938 6,481,072 6,358,196 6,237,050 6,115,743 5,995,184 Market Value of Liabilities 5,659,414 5,782,568 5,677,411 5,567,658 5,464,657 5,368,458 5,265,740 Off Balance Sheet 0 (5,138) (3,050) 238 3,413 6,500 9,500 Economic Value of Equity 770,358 821,233 800,611 790,775 775,805 753,785 738,944 % Change from Base 2.6% 0.0% -1.2% -3.1% -5.8% -7.7% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% -100bps Base +100bps +200bps +300bps +400bps 32 Interest Rate Sensitivity – Pro Forma Economic Value of Equity Source: Internal company documents, as of June 30, 2016

Non-GAAP Reconciliation

($ in thousands)

	Nine Months Ended		Year Ended December 31,				
	Sept. 30, 2016	Sept. 30, 2015	2015	2014	2013	2012	2011
Core Return on Average Assets							
Net income available to common shareholders (GAAP)	$ 47,222	$ 31,711	$ 44,450	$ 29,390	$ 16,187	$ 8,049	$ 4,526
Transaction-related expenses, net of tax	4,920	5,650	8,364	5,641	3,634	3,310	819
Loss on extinguishment of debt, net of tax	-	481	481	386	-	-	-
Insurance settlement income, net of tax	-	-	-	484	302	-	-
Acquisition-related gain, net of tax	-	-	-	-	453	-	-
Securities gains (losses), net of tax	(1)	529	556	(322)	(26)	1,922	763
Core earnings (non-GAAP)	$ 52,143	$ 37,313	$ 52,739	$ 35,255	$ 19,092	$ 9,437	$ 4,582
Average assets	6,027,183	4,481,400	4,720,107	3,561,719	3,009,367	2,544,718	2,208,525
Core return on average assets (non-GAAP)	1.16%	1.11%	1.12%	0.99%	0.63%	0.37%	0.21%
Return on Average Tangible Common Equity							
Net income available to common shareholders (GAAP)	$ 47,222	$ 31,711	$ 44,450	$ 29,390	$ 16,187	$ 8,049	$ 4,526
Amortization of intangibles, net of tax	2,208	1,752	2,498	1,474	723	348	256
Tangible net income available to common shareholders (non-GAAP)	49,430	33,463	46,948	30,864	16,910	8,397	4,782
Average common shareholders equity	663,806	437,699	466,881	323,183	257,678	157,471	109,810
Average intangible assets	172,835	104,519	116,548	55,026	32,361	29,581	28,433
Average tangible common shareholders' equity (non-GAAP)	490,971	333,180	350,333	268,157	225,317	127,890	81,377
Return on average tangible common equity (non-GAAP)	13.45%	13.43%	13.40%	11.51%	7.50%	6.57%	5.88%
Core Return on Average Tangible Common Equity (2)							
Net income available to common shareholders (GAAP)	$ 47,222	$ 31,711	$ 44,450	$ 29,390	$ 16,187	$ 8,049	$ 4,526
Amortization of intangibles, net of tax	2,208	1,752	2,498	1,474	723	348	256
Transaction-related expenses, net of tax	4,920	5,650	8,364	5,641	3,634	3,310	819
Loss on extinguishment of debt, net of tax	-	481	481	386	-	-	-
Insurance settlement income, net of tax	-	-	-	484	302	-	-
Acquisition-related gain, net of tax	-	-	-	-	453	-	-
Securities gains (losses), net of tax	(1)	529	556	(322)	(26)	1,922	763
Core tangible net income available to common shareholders (non-GAAP)	54,350	39,065	55,237	36,729	19,815	9,785	4,838
Average common shareholders equity	663,806	437,699	466,881	323,183	257,678	157,471	109,810
Average intangible assets	172,835	104,519	116,548	55,026	32,361	29,581	28,433
Average tangible common shareholders' equity (non-GAAP)	490,971	333,180	350,333	268,157	225,317	127,890	81,377
Core return on average tangible common equity (non-GAAP)	14.79%	15.68%	15.77%	13.70%	8.79%	7.65%	5.95%

BNC BANCORP 33

Non-GAAP Reconciliation

($ in thousands)	Nine Months Ended		Year Ended December 31,				
	Sept. 30, 2016	Sept. 30, 2015	2015	2014	2013	2012	2011
Core Efficiency Ratio (3)							
Non-interest expense (GAAP)	$ 109,561	$ 101,575	$ 139,155	$ 116,477	$ 97,933	$ 82,272	$ 67,864
Transaction-related expenses	7,810	8,969	13,276	8,954	5,768	5,212	1,100
Loss on extinguishment of debt	-	763	763	613	-	-	-
Core non-interest expense (non-GAAP)	101,751	91,843	125,116	106,910	92,165	77,060	66,764
Net interest income, FTE	159,908	128,700	179,358	145,963	115,722	86,350	76,018
Non-interest income - GAAP	26,788	24,162	32,448	25,022	22,806	33,138	20,802
Securities gains (losses), net	(1)	839	884	(511)	(42)	3,026	1,202
Acquisition-related gain	-	-	-	-	719	12,706	7,800
Insurance settlement income	-	-	-	768	479	-	-
Core efficiency ratio (non-GAAP)	54.50%	60.41%	59.32%	62.62%	67.09%	74.27%	76.03%
Core Non-Interest Income (1)							
Non-interest income (GAAP)	$ 26,788	$ 24,162	$ 32,448	$ 25,022	$ 22,806	$ 33,138	$ 20,802
Securities gains (losses), net	(1)	839	884	(511)	(42)	3,026	1,202
Acquisition-related gain	-	-	-	-	719	12,706	7,800
Insurance settlement income	-	-	-	768	479	-	-
Core non-interest income (non-GAAP)	$ 26,789	$ 23,323	$ 31,564	$ 24,765	$ 21,650	$ 17,406	$ 11,800
Core Net Interest Margin							
Net interest income (GAAP)	$ 153,837	$ 123,062	$ 171,802	$ 138,216	$ 108,607	$ 80,624	$ 70,423
FTE adjustment	6,070	5,638	7,557	7,747	7,165	5,726	5,595
Net interest income, FTE (GAAP)	159,907	128,700	179,359	145,963	115,772	86,350	76,018
Fair value accretion	16,626	14,917	20,516	14,879	14,418	6,654	7,461
Core net interest income (non-GAAP)	143,281	113,783	158,843	131,084	101,354	79,696	68,557

BNC BANCORP 34

Non-GAAP Reconciliation

($ in thousands)

	Nine Months Ended Sept. 30, 2016	Nine Months Ended Sept. 30, 2015	Year Ended December 31, 2015	2014	2013	2012	2011
Core Earnings per Share, Diluted (1)							
Net income available to common shareholders (GAAP)	$ 47,222	$ 31,711	$ 44,450	$ 29,390	$ 16,187	$ 8,049	$ 4,526
Transaction-related charges, net of tax	4,920	5,650	8,364	5,641	3,634	3,310	819
Loss on extinguishment of debt, net of tax	-	481	481	386	-	-	-
Insurance settlement income, net of tax	-	-	-	484	302	-	-
Acquisition-related gain, net of tax	-	-	-	-	453	-	-
Securities gains (losses), net of tax	(1)	529	556	(322)	(26)	1,922	763
Core earnings (non-GAAP)	52,143	37,314	52,739	35,255	19,092	9,437	4,582
Weighted average fully diluted shares outstanding	43,287	34,545	35,782	29,152	26,714	17,599	10,894
Core earnings per share, diluted (non-GAAP)	$ 1.20	$ 1.08	$ 1.47	$ 1.21	$ 0.71	$ 0.54	$ 0.42
Tangible Common Book Value per Share (2)							
Shareholders' equity (GAAP)	$ 795,212	$ 522,497	$ 592,147	$ 390,388	$ 271,330	$ 282,244	$ 163,855
Intangible assets	207,820	146,623	152,985	83,701	34,966	32,193	29,115
Preferred stock	-	-	-	-	-	47,878	47,398
Tangible common shareholders equity (non-GAAP)	587,392	375,874	439,162	306,687	236,364	202,173	87,342
Common shares outstanding	48,110	38,138	40,774	32,599	27,303	24,650	9,101
Tangible common book value per share (non-GAAP)	$ 12.21	$ 9.86	$ 10.77	$ 9.41	$ 8.66	$ 8.20	$ 9.60

BNC BANCORP 35

36 Contact Information Richard D. Callicutt II President & Chief Executive Officer David B. Spencer Senior Executive Vice President & Chief Financial Officer BNC Bancorp 3980 Premier Drive, Suite 210 High Point, NC 27265 (366) 869-9200 www.bankofnc.com

37 Forward Looking Statements This presentation contains certain forward-looking information about BNC Bancorp and subsidiaries (collectively, “BNCN”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about BNCN. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of BNCN. Forward-looking statements speak only as of the date they are made and BNCN assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by BNCN with the Securities and Exchange Commission (“SEC”), additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed mergers will not be realized or will not be realized within the expected time period; the risk that integration of operations with those of BNCN will be materially delayed or will be more costly or difficult than expected; the inability to complete the mergers due to the failure of shareholder approval to adopt the respective merger agreements; the failure to satisfy other conditions to completion of the mergers, including receipt of required regulatory and other approvals; the failure of the proposed mergers to close for any other reason; the effect of the announcement of the mergers on customer relationships and operating results; the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. As stated previously, additional factors affecting BNCN are discussed in BNCN’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, filed with the SEC. Please refer to the SEC’s website at www.sec.gov where you can review those documents.